UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2012

ANTERO RESOURCES LLC

(Exact name of registrant as specified in its charter)

Delaware	333-164876	90-0522242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 17th Street
Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 357-7310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

Antero Resources LLC (the “Company”) is furnishing certain information disclosed to investors in connection with the Company’s proposed private offering of senior notes.  The information is included in Exhibit 99.1 furnished herewith and is incorporated herein by reference.

The information in Exhibit 99.1 shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these notes in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The notes will not initially be registered under the Securities Act of 1933 or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act of 1933 and applicable state securities laws.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section.

Item 8.01              Other Events.

On November 14, 2012, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference, announcing that it intends to commence a private offering of senior notes due 2020.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT	DESCRIPTION

99.1	Certain information provided to potential investors.
99.2	Antero Resources press release dated November 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES LLC

By:	/s/ Glen C. Warren, Jr.

Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: November 14, 2012

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Certain information provided to potential investors.
99.2	Antero Resources press release dated November 14, 2012.